UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 7, 2008
SUNAIR SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
595 South Federal Highway
Suite 500
Boca Raton, FL 33432
(Address of Principal Executive Office) (Zip Code)
(561) 208-7400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 and Item 1.02 Entry into a Material Definite Agreement; Termination of a Material Definitive Agreement
     On January 7, 2008, Sunair Services Corporation (the “Company”) entered into a management services agreement (“Management Services Agreement” or the “Amended Management Services Agreement”) with RPC Financial Advisors, LLC (“RPC”), which supersedes and replaces the management services agreement (the “Previous Management Services Agreement”) dated February 8, 2005, as amended, between the Company and RPC. Pursuant to the Amended Management Services Agreement, the Company provided RPC with notice that the Previous Management Services Agreement would not be renewed and that the Amended Management Services Agreement would be effective as of February 8, 2008.
     The Amended Management Services Agreement will be for an initial term of three years commencing on February 8, 2008. The Company will pay RPC a monthly management fee equal to one (1%) of the monthly gross revenues of the Company, which will be payable quarterly in arrears. RPC will also receive a transaction fee equal to 2% of the Aggregate Consideration receive by the Company in a Transaction (as such capitalized terms are defined in the Management Services Agreement). For purposes of the Management Services Agreement, a “Transaction” shall include the sale through merger, exchange, or sale of all or substantially all of the assets, business or securities of the Company in a single or series of related transactions, the change of control of the Company, as well as any recapitalization of the Company, infusion of additional equity into the Company, going private of the Company or other extraordinary dividend of cash, securities or other assets to the securities holders of the Company.
     Pursuant to the Management Services Agreement, RPC will provide the Company with services similar to those provided in the Previous Management Services Agreement. After the initial term of three years, the Management Services Agreement will automatically renew for successive one year terms, unless either RPC or the Company terminates the agreement upon 30 days notice. Richard C. Rochon and Mario B. Ferrari, each of whom are members of the Company’s Board of Directors, and both of whom are affiliates of Coconut Palm Capital Investors II, Ltd. (“Coconut Palm”), a significant shareholder of the Company, are also affiliates of RPC. At a Board meeting held on January 3, 2008, the independent directors of the Company, being all the directors of the Company not directly or indirectly affiliated with RPC, approved the Company’s entering into the Management Services Agreement.
     The description of the terms of the Management Services Agreement is qualified in its entirety by reference to the full text of the Management Services Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description

10.1	Management Services Agreement dated as of February 8, 2008 between Sunair Services Corporation and RPC Financial Advisors, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: January 8 , 2008	By:	/s/ JOHN J. HAYES
John J. Hayes
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Management Services Agreement dated as of February 8, 2008 between Sunair Services Corporation and RPC Financial Advisors, LLC